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EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of Vastera, Inc. (the "Company") on Form 10-K for the year ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Timothy A. Davenport, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

        (1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

        (2)   The information contained in the Report fairly presents, in all material respects, the financial position, and result of operations of the Company.

        In rendering this certification, I note that a portion of the information in the Report relates to periods prior to my affiliation with the Company as Chief Executive Officer and President, as disclosed in the Company's Form 10-Q filed on November 12, 2003. I joined the Company on November 5, 2003 as its Chief Executive Officer and President.

/s/ TIMOTHY A. DAVENPORT Timothy A. Davenport President and Chief Executive Officer March 9, 2004

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CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002